As filed with the Securities and Exchange Commission on January 23, 2007
Registration No. 333-___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	05-0527861
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
4200 Stone Road
Kilgore, Texas 75662
(903) 983-6200
(Address of principal executive offices, including zip code)
Martin Resource Management Corporation Purchase Plan
for Units of Martin Midstream Partners L.P.
(Full Title of the Plan)
Ruben S. Martin
Martin Midstream Partners L.P.
4200 Stone Road
Kilgore, Texas 75662
(Name and Address of Agent For Service)
(903) 983-6200
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Neel Lemon
Baker Botts L.L.P.
2001 Ross Avenue, Suite 800
600 Trammell Crow Center
Dallas, Texas 75201-2980
Telephone: (214) 953-6500
Facsimile: (214) 953-6503
CALCULATION OF REGISTRATION FEE

Title of Each
Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
Registered (1)	Registered (2)	Share (3)	Price	Fee
Common Units representing limited partnership interests	500,000	$34.09	$17,045,000	$1,823.82

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	This Registration Statement also relates to such additional and indeterminable number of Common Units that may become issuable in order to prevent dilution due to unit splits or similar transactions involving Common Units.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, whereby the per unit price was determined by reference to the average of the high and low price of the Common Units reported in the Nasdaq Stock Market on January 18, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents constituting the prospectus under Part I of this Registration Statement (the “Plan Prospectus”) will be sent or given to participants in the Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners L.P. (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
     Upon written or verbal request, Martin Midstream Partners L.P. (the “Partnership”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Plan Prospectus. We will also provide, without charge, upon written or verbal request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests for the above mentioned information, should be directed in writing or by telephone to Martin Midstream Partners L.P., Attention: Robert D. Bondurant; telephone: (903) 983-6250.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 14, 2006;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, filed on May 9, 2006, August 8, 2006 and November 9, 2006, respectively;

3.	Our Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006, filed on November 13, 2006;

4.	Our Current Reports on Form 8-K filed on January 5, 2006*, January 11, 2006, January 11, 2006*, January 17, 2006*, January 26, 2006, March 7, 2006*, March 8, 2006*, March 8, 2006*, March 14, 2006*, March 16, 2006*, April 21, 2006*, May 5, 2006*, May 9, 2006*, May 12, 2006*, July 3, 2006, July 21, 2006*, July 28, 2006*, August 8, 2006*, August 10, 2006*, October 20, 2006*, November 3, 2006*, November 9, 2006*, November 13, 2006*, November 15, 2006, January 22, 2007* and January 23, 2007, and Form 8-K/A filed on January 4, 2006; and

5.	The description of our Common Units contained in our Registration Statement on Form S-1 (Registration Statement No. 333-91706) filed on July 1, 2002, as amended by Amendment No. 1 on Form S-1/A filed on August 27, 2002, Amendment No. 2 on Form S-1/A filed on October 4, 2002, Amendment No. 3 on Form S-1/A filed on October 15, 2002 and Amendment No. 4 on Form S-1/A filed on October 25, 2002, and as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

*	Excluding any portions thereof that are deemed to be furnished and not filed.
     In addition, all documents filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by the Partnership but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.
Item 4 Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
          Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) provides that the Partnership will, in most circumstances, indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events; provided, that in each case the indemnitee acted in good faith and in a manner that such indemnitee reasonably believed to be in, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful:
•	the general partners,

•	any departing general partner,

•	any person who is or was an affiliate of a general partner or any departing general partner,

•	any person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of, a group member, the general partner or any departing general partner or any affiliate of a group member, a general partner or any departing general partner, or

•	any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person.
     Any indemnification under these provisions will only be out of the Partnership’s assets. The general partners and their affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Partnership to enable the Partnership to effectuate indemnification. The Partnership may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the Partnership Agreement.

Item 7.	Exemption From Registration Claimed.
     Not Applicable.

Item 8.	Exhibits.
     The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit
No.	Description
4.1*	First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 6, 2002 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.2*	Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 6, 2002 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.3*	Limited Liability Company Agreement of the General Partner, dated June 21, 2002 (filed as Exhibit 3.6 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 33-91706), filed July 1, 2002, and incorporated herein by reference).

4.4*	Limited Liability Company Agreement of the Operating General Partner, dated June 21, 2002 (filed as Exhibit 3.8 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-91706), filed July 1, 2002, and incorporated herein by reference).

4.5*	Specimen Unit Certificate for Common Units (attached to First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 6, 2002 filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.6*	Specimen Unit Certificate for Subordinated Units (filed as Exhibit 4.2 to Amendment No. 4 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-91706), filed October 25, 2002, and incorporated herein by reference).

5.1	Opinion of Baker Botts L.L.P., regarding the legality of the securities being registered.

10.1	Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners, L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.

Item 9.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kilgore, State of Texas, on January 23, 2007.

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC
Its General Partner

By:	/s/ Ruben S. Martin

Ruben S. Martin
President and Chief Executive Officer
     Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below appoints Ruben S. Martin and Robert D. Bondurant, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the U.S. Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ruben S. Martin Ruben S. Martin	President, Chief Executive Officer and Director of Martin Midstream GP LLC (Principal Executive Officer)	January 23, 2007

/s/ Robert D. Bondurant Robert D. Bondurant	Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC (Principal Financial Officer)	January 23, 2007

Signature	Title	Date

/s/ Wesley M. Skelton Wesley M. Skelton	Executive Vice President, Chief Administrative Officer, Secretary and Controller of Martin Midstream GP LLC (Principal Accounting Officer)	January 23, 2007

/s/ Scott. D. Martin Scott D. Martin	Director of Martin Midstream GP LLC	January 23, 2007

/s/ John P. Gaylord John P. Gaylord	Director of Martin Midstream GP LLC	January 23, 2007

/s/ C. Scott Massey C. Scott Massey	Director of Martin Midstream GP LLC	January 23, 2007

/s/ Howard Hackney Howard Hackney	Director of Martin Midstream GP LLC	January 23, 2007
     Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities as members of the Plan Administration Committee of the Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners L.P. have caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kilgore, State of Texas, on January 23, 2007.

Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners L.P.
By:	/s/ Ruben S. Martin
Ruben S. Martin
Chairman, Plan Administration Committee

/s/ Ruben S. Martin Ruben S. Martin

/s/ Robert D. Bondurant Robert D. Bondurant

/s/ Wesley M. Skelton Wesley M. Skelton

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1*	First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 6, 2002 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.2*	Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 6, 2002 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.3*	Limited Liability Company Agreement of the General Partner, dated June 21, 2002 (filed as Exhibit 3.6 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 33-91706), filed July 1, 2002, and incorporated herein by reference).

4.4*	Limited Liability Company Agreement of the Operating General Partner, dated June 21, 2002 (filed as Exhibit 3.8 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-91706), filed July 1, 2002, and incorporated herein by reference).

4.5*	Specimen Unit Certificate for Common Units (attached to First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 6, 2002 filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 19, 2002, and incorporated herein by reference).

4.6*	Specimen Unit Certificate for Subordinated Units (filed as Exhibit 4.2 to Amendment No. 4 to the Partnership’s Registration Statement on Form S-1 (Reg. No. 333-91706), filed October 25, 2002, and incorporated herein by reference).

5.1	Opinion of Baker Botts L.L.P., regarding the legality of the securities being registered.

10.1	Martin Resource Management Corporation Purchase Plan for Units of Martin Midstream Partners, L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.